EXHIBIT 99.1

GreenBox POS Announces Closing of ChargeSavvy LLC Acquisition

SAN DIEGO, CA, July 13, 2021 (GLOBE NEWSWIRE) -- GreenBox POS (NASDAQ: GBOX) ("GreenBox" or "the Company"), an emerging financial technology company leveraging proprietary blockchain security to build customized payment solutions, today announced the closing of its previously announced acquisition of ChargeSavvy LLC, a financial technology company specializing in retail payment processing and POS systems. The acquisition is immediately accretive and adds over $3 million in net income to Q3 2021 financial results as opposed to Q2. The acquisition also bolsters GreenBox balance sheet adding a significant cash surplus.

ChargeSavvy brings an impressive merchant client portfolio and POS System with biometric technology for fraud detection. When combined with the GreenBox blockchain ledger and stablecoin technology, the result is what we believe to be a best-in-class POS and payment processing solution.

ChargeSavvy's equity partners have been retained to continue operating the subsidiary as it continues to grow exponentially. During the due diligence period, the two companies have already worked through personnel, operational, and customer onboarding integration challenges allowing GreenBox to quickly realize synergies and continue on its rapid growth trajectory.

"The ChargeSavvy acquisition brings tremendous value to GreenBox and its shareholders and we are excited to close the transaction," said Fredi Nisan, Chief Executive Officer of GreenBox POS. "Their substantial book of processing volume and rapid growth adds to our own quickly expanding client base. ChargeSavvy's point-of-sale system and fraud protection technology are a natural complement to our blockchain infrastructure and stablecoin technology. GreenBox will continue to look for attractively priced opportunities to expand our processing volume, improve our underlying technology, and drive long-term value for our shareholders."

Jeff Nickel, Chief Operating Officer of ChargeSavvy commented, "Having weathered the COVID storm, ChargeSavvy is seeing a resurgence in business to levels unparalleled in our company history. We have a commitment for over 100 new locations following a successful annual trade show in Miami and we expect this strong growth to continue. Moving forward, we couldn't be more excited to be part of GreenBox POS and leverage their technological expertise and infrastructure to continue to drive revenue and earnings growth."

About GreenBox POS

GreenBox POS (NASDAQ: GBOX) is an emerging financial technology company leveraging proprietary blockchain security to build customized payment solutions. The Company's applications enable an end-to-end suite of turnkey financial products, reducing fraud and improving the efficiency of handling large-scale commercial processing volumes for its merchant clients. For more information, please visit the Company's website at www.greenboxpos.com.

About ChargeSavvy

ChargeSavvy is a Fintech company focused on payment processing and software within the merchant services industry. The company's proprietary point of sale product provides niche retail merchants an all-in-one solution to manage client transactions with added tools to protect against chargebacks and fraud. The company also offers e-commerce and delivery transactions software technology. For more information, please visit the company's website at www.chargesavvy.com to learn more.

Forward-Looking Statements Disclaimer

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set out in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Investor Relations Contact

Mark Schwalenberg

MZ Group - MZ North America

312-261-6430

GBOX@mzgroup.us

www.mzgroup.us